      Insight Communications Announces Proposed $200 Million Debt Offering

         New York, NY--September 17, 1999--Insight Communications Company, Inc. (Nasdaq:ICCI) today announced a $200 million bond offering to refinance a portion of the debt to be assumed in its acquisition of a 50% interest and management control of InterMedia Capital Partners VI, L.P., a cable television system operator serving approximately 425,000 customers in the State of Kentucky. The bond offering is conditioned on the simultaneous completion of this Kentucky acquisition, which is expected to occur on October 1, 1999.

         The offering will be a private placement under Rule 144A of the Securities Act of 1933 and will be made only to qualified institutional buyers and to a limited number of institutional accredited investors. The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering sold would be unlawful.

         Insight Communications is the Nation's 8th largest cable television operator after giving effect to its pending cable system acquisitions. Insight Communications is based in New York City and specializes in offering a variety of state-of-the-art entertainment, educational and information services tailored to each local community. Upon completion of its pending cable system acquisitions, Insight Communications will own or manage approximately 1,049,000 customers in Illinois, Indiana, Kentucky, Ohio, California and Georgia.

         Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimate," "anticipate" and other expressions that indicate future events and trends identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those Insight Communications anticipates. Factors that could have a material and adverse impact on actual results are described in Insight Communications' quarterly report on Form 10-Q for the six months ended June 30, 1999. All forward-looking statements in this press release are qualified by reference to the cautionary statements included in Communications' Form 10-Q.

                                      # # #

                   Contact:
                             Kim D. Kelly
                             Insight Communications
                             (212) 371-2266